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                                                                    EXHIBIT 99.3


                         EXCHANGE OFFER RELATING TO THE
                               12% NOTES DUE 2005

                                       OF

                           ICON HEALTH & FITNESS, INC.



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  THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT MIDNIGHT, NEW YORK
  CITY TIME, ON ______ __, 2000, UNLESS EXTENDED OR TERMINATED.
================================================================================

                                                                _______ __, 2000

To Our Clients:

      Enclosed for your consideration is an Prospectus, dated _____ __, 2000 (as the same may be amended from time to time, the "Prospectus") of ICON Health & Fitness, Inc. (the "Company") and the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Prospectus, the "Exchange Offer") relating to the offer by the Company to exchange $1,000 principal amount of 12% Notes due 2005 (the "Exchange Notes") of the Company, upon the terms and subject to the conditions of the Exchange Offer, for each $1,000 principal amount of outstanding 12% Notes due 2005 (the "Old Notes") of the Company.

      WE ARE THE REGISTERED HOLDER OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER OLD NOTES WITH RESPECT TO OLD NOTES HELD BY US FOR YOUR ACCOUNT.

      Accordingly, we request instructions as to whether you wish us to tender such Old Notes held by us for your account pursuant to the Exchange Offer. The Exchange Offer is being made pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before giving us your instructions.

      Your instructions to us should be forwarded as promptly as possible to permit us to tender Old Notes on your behalf in accordance with the provisions in the Prospectus and the Letter of Transmittal. The Exchange Offer will expire at midnight, New York City time, on ______ __, 2000, unless extended or terminated by the Company. Tenders may be withdrawn only in accordance with the procedures set forth in the Prospectus.

      Your attention is directed to the following:

      1.    The Exchange Offer is for all outstanding Old Notes.

      2. The Exchange Offer is not being made to (nor will the tender of Old Notes be accepted from or on behalf of) Holders in any jurisdiction in which the making of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

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      3.    The Company expressly reserves the right, in its sole discretion, subject to applicable law and the terms of the Exchange Offer, (i) to delay acceptance of any Old Notes or to delay payment for any Old Notes accepted for exchange or to terminate the Exchange Offer and not accept any Old Notes not theretofore accepted for exchange, upon the failure of the Exchange Offer to comply in whole or in part with any applicable law, and (ii) at any time, or from time to time, to amend or modify any or all of the terms set forth in the Prospectus in any respect. The reservation by the Company of the right to delay acceptance of Old Notes is subject, if applicable, to the provisions of Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

      4. Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

      If you wish to have us tender any Old Notes held by us for your account, pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form that follows.


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                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Prospectus by ICON Health & Fitness, Inc. dated _____ __, 2000.

      This will instruct us whether to tender the principal amount of Old Notes indicated below held by us for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

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     Principal Amount Held for
        Account of Holder(s)                Principal Amount Tendered
        --------------------                -------------------------
------------------------------------------------------------------------------

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Date:       , 2000
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                                    -----------------------------------
                                    Signature(s)

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                                    -----------------------------------
                                    Please print name(s) here

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                                    -----------------------------------
                                    Please type or print address

                                    -----------------------------------
                                    Area code and telephone number

                                    -----------------------------------
                                    Taxpayer Identification or Social
                                    Security Number

                                    -----------------------------------
                                    My Account Number with You


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